Exhibit 99.1

GRANTED
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

GERALD LOVOI,	)
)
Plaintiff,	)
)
v.	)
)
VIACOMCBS INC., SHARI E.	)
REDSTONE, ROBERT M. BAKISH,	)
CANDACE K. BEINECKE, BARBARA M.	)	C.A. No. 2020-0987-SG
BYRNE, BRIAN GOLDNER, LINDA M.	)
GRIEGO, ROBERT N. KLIEGER, JUDITH	)
A. MCHALE, RONALD L. NELSON,	)
CHARLES E. PHILLIPS, JR., SUSAN	)
SCHUMAN, NICOLE SELIGMAN, AND	)
FREDERICK O. TERRELL,	)
)
Defendants.	)

NOTICE AND [PROPOSED] ORDER VOLUNTARILY DISMISSING THE

ACTION AS MOOT AND RETAINING JURISDICTION TO DETERMINE

PLAINTIFF’S COUNSEL’S APPLICATION FOR AN AWARD OF

ATTORNEYS’ FEES & REIMBURSEMENT OF EXPENSES

PLEASE TAKE NOTICE that pursuant to Delaware Court of Chancery Rules 41(a), 23(e), and 23.1(c), Plaintiff Gerald Lovoi (“Plaintiff”) hereby voluntarily dismisses without prejudice all claims as set forth in the above action (the “Action”), including the claims set forth in Plaintiff’s Verified Class Action Complaint, subject to approval of the Court. No compensation in any form has passed directly or indirectly from any of the defendants in the Action to Plaintiff or Plaintiff’s attorneys in this Action, and no promise to give any such compensation has been made. Plaintiff requests that the Court retain jurisdiction of this Action solely for the purpose of adjudicating Plaintiff’s counsel’s anticipated application for an award of attorneys’ fees and reimbursement of expenses (the “Fee and Expense Application”) in connection with mooted claims asserted by Plaintiff in the Action.

IT IS HEREBY ORDERED THAT:

1. The Action is dismissed, and all claims asserted therein are dismissed without prejudice as to Plaintiff and without prejudice as to any actual or potential claims of any other members of the putative class.

2. Because no compensation in any form has passed directly or indirectly to Plaintiff or his attorneys in this Action and no promise to give any such compensation has been made, pursuant to Court of Chancery Rules 23(e) and 23.1(c), class and stockholder notice of this dismissal is not required.

3. The Court retains jurisdiction of this Action solely for the purpose of adjudicating the Fee and Expense Application in connection with mooted claims asserted by Plaintiff in the Action.

4. Plaintiff’s counsel will seek to meet and confer with Defendants’ counsel, and to present the Court with a schedule for briefing on Plaintiff’s Fee and Expense Application or inform the Court of any agreement otherwise.

5. This Order is entered without prejudice to any position, claim or defense any party may assert with respect to the Fee and Expense Application or any matter related thereto.

COOCH AND TAYLOR, P.A.

/s/ Blake A. Bennett
Blake A. Bennett (#5133)
The Nemours Building 1007 N. Orange Street, Suite 1120
(302) 984-3800

Counsel for Plaintiff

Dated: February 26, 2021

APPROVED AND SO ORDERED this      day of          , 2021.

Vice Chancellor Sam Glasscock

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Sam Glasscock

File & Serve
Transaction ID:	66373095

Current Date:	Mar 02, 2021

Case Number:	2020-0987-SG

/s/ Judge Sam Glasscock